UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report October 10, 2003

                       DATAMARINE INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

                                   0-8936
                          (Commission File Number)

         Washington                                04-2454559
  (State of Incorporation)           (I.R.S. Employer Identification Number)

             7030 220th SW, Mountlake Terrace, Washington 98043
                  (Address of principal executive offices)

                               (425) 771-2182
            (Registrant's telephone number, including area code)


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Item 5. Other Events

Datamarine International, Inc. Announces Board and Management Changes

Mountlake Terrace, WA - October 10, 2003 - Datamarine International, Inc. (DMAR.PK) has added four new members to its Board of Directors. The new appointees fill vacancies as authorized by the Company's By-laws, as well as replace two directors that have resigned. New officers were also named at the Company, and for its wholly-owned subsidiary, SEA, Inc.

New directors are as follows:

Peter L. Kujawski - Mr. Kujawski has over 30 years experience in a variety of executive marketing and operational positions, most recently as President of EMS and President of Lockheed-Martin Commercial Space Systems. Mr. Kujawski is serving as the Chairman of Datamarine International, Inc.

Ralph G. Castro - Mr. Castro has over 25 years experience in the financial and electronics industries, and is currently a Senior Marketing Director for a large international financial group. He is also a retired U.S. Naval Commander. Mr. Castro is serving as the President & CEO of Datamarine International, Inc.

Lee Brayton - For the past 20 years, Mr. Brayton has been the President and CEO of both Brayton Engineering Co., Inc. and GTS Transport Co., Inc. Brayton Engineering designs and builds Indy car racing engines, primarily for General Motors. GTS Transport is a sand and gravel transport company.

Gregory D. Whittle - Mr. Whittle has worked in the marine electronics industry for over 30 years and is the President and owner of Ocean Systems, Inc. Oceans Systems, Inc. a developer and wholesale distributor of marine products.

New officers of the company and its SEA, Inc. subsidiary are as follows:

Dennis Eubanks - Mr. Eubanks has been named Senior Vice President of Operations and Corporate Secretary for Datamarine International, Inc. and its SEA, Inc. subsidiary. After obtaining his B.S. degree in Aerospace Engineering he was employed with The Boeing Company and then McDonnell Douglas working in their aerospace programs. Thereafter, he obtained a Juris Doctor of Law and worked for several years in the Sacramento County District Attorney's Office as a Deputy District Attorney. He then went into the private practice of law from which he recently retired.

Ralph F. "Skip" Muckelrath - Mr. Muckelrath has been named President of SEA, Inc. and the Marketing and Business Development Director for both Datamarine International, Inc. and its SEA, Inc. subsidiary. His management and marketing career spans over 33


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years and includes an extensive background within the consumer and marine electronics, marine and land mobile communications and telecommunications markets. His roles have included Marketing Director, Executive management, consultant and territorial sales. He has been the President of West Pac Corporation since 1990.

Persons resigning as Directors and Officers are as follows:

David Thompson has resigned as President, CEO and a Director of Datamarine International, Inc. and its subsidiaries. Mr. Thompson had served the Company in many roles during a career that spanned over 25 years. Mr. Thompson remains Datamarine's largest creditor and resigned in order to avoid any conflict of interest created by that relationship.

Jerry Setka has resigned as a Director of Datamarine International, Inc. Mr. Setka joined the Datamarine Board in 2001 and cited personal reasons for his resignation.

The employment of Jan Kallshian, the Company's Chief Financial Officer since 1995, is being terminated effective October 12, 2003. His replacement has not been named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       Datamarine International, Inc.
                                       (Registrant)



Date:  October 10, 2003                /S/ JAN KALLSHIAN
       ----------------                -----------------
                                       Jan Kallshian
                                       Chief Financial Officer


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